Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2009

THIRD QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (October 27, 2009) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces third quarter 2009 financial results and a quarterly dividend. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Third Quarter 2009 Financial Results:

•	Net income of $790,000

•	Dividend of $0.17 per share

•	Diluted earnings per share of $0.25

•	Net interest margin of 4.51%

•	Total equity to assets of 9.72%

•	Retail deposit growth of $14.6 million since December 31, 2008

•	Allowance for loan losses at 1.25% of total loans

John R. Milleson, President and CEO, stated “Our third quarter income was $790,000, down slightly from our second quarter earnings of $904,000. While these net income levels are not up to our standards, we are encouraged that we continue to be a consistently profitable and a well capitalized local bank. While no bank is immune to the downturns in the local and national economy, we are proud of our quality loan portfolio and that our strong capital levels allow us to operate without government assistance. The Bank of Clarke County remains committed to operating a conservative but progressive banking operation that is prepared for the opportunities that the future may hold.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended September 30, 2009 was $5.4 million which represented an increase of 11.8% when compared to $4.8 million for the same period in 2008. This increase in net interest income resulted mostly from the decline in the Company’s funding costs.

Total loan interest income was $5.8 million for the quarter ended September 30, 2009, reflecting a decrease of $368,000 from the quarter ended September 30, 2008. Average loans for the quarter ended September 30, 2009 were $389.6 million compared to $391.0 million for the same period in 2008. The tax equivalent yield on average loans for the quarter ended September 30, 2009 was 5.91%, down 40 basis points from the same time period in 2008. Interest income from the investment portfolio was $1.1 million for the quarters ended September 30, 2009 and 2008.

Total interest expense for the three months ended September 30, 2009 decreased $1.0 million when compared to the three months ended September 30, 2008. The average cost of interest bearing liabilities decreased 143 basis points when comparing the quarter ended September 30, 2009 to the same time period in 2008. The average balance of interest bearing liabilities decreased $7.7 million from the quarter ended September 30, 2008 to the same period in 2009.

The net interest margin was 4.51% for the quarter September 30, 2009. When compared to the quarter ended September 30, 2008, the net interest margin increased 77 basis points. This increase was attributable to the decreased balance and cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $1.1 million for the three months ended September 30, 2009, compared to $710,000 for the quarter ended September 30, 2008. Given the level of problem loans, continued uncertainty in the economy, and the ongoing nationwide credit crisis, the Company deemed it prudent to continue increase its allowance for loan losses.

Non performing assets decreased from $4.7 million or .90% of total assets at September 30, 2008 to $4.2 million or .81% of total assets at September 30, 2009. This decline resulted from the decrease in both non accrual and past due loans greater than 90 days. During the third quarter of 2009, the Bank foreclosed upon real estate assets valued at $473,000 and sold two pieces of other real estate owned recorded at $180,500. Loans greater than 90 days past due decreased from $688,000 at September 30, 2008 to $284,000 at September 30, 2009. The Company realized $537,000 in net charge-offs for the quarter ended September 30, 2009 versus $132,000 for the same period in 2008. Given the current economic environment, it is anticipated there could be an increase in past due loans, non performing loans and other real estate owned. However, the Company believes that the allowance for loan losses will be maintained at a level adequate to mitigate any negative impact resulting from such increases.

Noninterest Income and Noninterest Expense

Noninterest income was $878,000 for the quarter ended September 30, 2009. For the same time period in 2008, the Company reflected a loss in noninterest income of $1.0 million. During the third quarter of 2008, the Company recorded an impairment charge of $2.5 million related to its holdings of preferred stock issued by Fannie Mae and Freddie Mac.

Noninterest expense was $4.2 million and $4.1 million for the quarters ended September 30, 2009 and 2008, respectively. Despite an increase in FDIC insurance premiums of $142,000 for the quarter ended September 30, 2009 versus the same period in 2008, the Company has diligently managed and monitored its other operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at September 30, 2009 were $521.1 million, which represents a decrease of $7.1 million or 1.3% from total assets of $528.1 million at December 31, 2008. Total loans increased $2.2 million from $390.1 million at December 31, 2008 to $392.3 million at September 30, 2009. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has permitted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, decreased $10.9 million to $375.6 million at September 30, 2009 from $386.5 million at December 31, 2008. The Company held no brokered deposits at September 30, 2009. At December 31, 2008 brokered deposits were $25.5 million.

Securities sold under agreement to repurchase were $14.4 million at September 30, 2009 and $14.7 million at December 31, 2008. Borrowings with the Federal Home Loan Bank of Atlanta were $62.3 million at September 30, 2009 and $70.0 million at December 31, 2008.

Equity

Shareholders’ equity at September 30, 2009 and December 31, 2008 was $50.7 million and $46.8 million, respectively. The book value of the Company at September 30, 2009 was $15.88 per common share. Total common shares outstanding were 3,190,304 at September 30, 2009. On October 21, 2009, the board of directors declared a $0.17 per common share cash dividend for shareholders of record as of November 2, 2009 and payable on November 16, 2009.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	3Q09	2Q09	1Q09	3Q08
Net Income (dollars in thousands)	$790	$904	$955	$(1,403)
Earnings per share, basic	$0.25	$0.29	$0.30	$(0.45)
Earnings per share, diluted	$0.25	$0.28	$0.30	$(0.45)

Return on average total assets	0.60%	0.71%	0.74%	-1.10%
Return on average total equity	6.33%	7.80%	8.27%	-12.45%
Dividend payout ratio	68.00%	58.62%	56.67%	-37.78%
Fee revenue as a percent of total revenue	11.35%	15.44%	15.13%	23.95%

Net interest margin(1)	4.51%	4.24%	3.98%	3.74%
Yield on average earning assets	5.73%	5.67%	5.66%	6.10%
Yield on average interest-bearing liabilities	1.56%	1.82%	2.12%	2.99%
Net interest spread	4.17%	3.85%	3.54%	3.11%
Tax equivalent adjustment to net interest income (dollars in thousands)	$184	$187	$182	$165

Non-interest income to average assets	0.67%	0.95%	0.92%	-0.79%
Non-interest expense to average assets	3.20%	3.10%	2.92%	3.16%

Efficiency ratio(2)	60.82%	62.88%	63.04%	104.89%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. For the quarters ended September 30, 2009 and September 30, 2008 net interest income on a tax equivalent basis was $5.6 million and $5.0 million, respectively. For the quarters ended June 30, 2009 and March 31, 2009 net interest income on a tax equivalent basis was $5.3 million and $4.9 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended September 30, 2009 and September 30, 2008 net interest income on a tax equivalent basis was $5.6 million and $5.0 million, respectively. For the quarters ended June 30, 2009 and March 31, 2009 net interest income on a tax equivalent basis was $5.3 million and $4.9 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended September 30, 2009 and September 30, 2008, was $1.3 million and $1.5 million, respectively. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended June 30, 2009 and March 31, 2009, was $1.3 million and $1.2 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	3Q09	2Q09	1Q09	3Q08
BALANCE SHEET RATIOS
Loans to deposits	104.31%	102.20%	96.85%	106.64%
Average interest-earning assets to average-interest bearing liabilities	136.59%	126.56%	125.56%	126.62%
PER SHARE DATA
Dividends	$0.17	$0.17	$0.17	$0.17
Book value	$15.88	$15.28	$14.74	$14.00
Tangible book value	$15.88	$15.26	$14.71	$13.97
SHARE PRICE DATA
Closing price	$15.35	$15.00	$14.60	$18.00
Diluted earnings multiple(1)	0.97	0.98	0.99	1.29
Book value multiple(2)	0.97	0.98	0.99	1.29
COMMON STOCK DATA
Outstanding shares at end of period	3,190,304	3,180,899	3,167,250	3,143,568
Weighted average shares outstanding	3,185,806	3,169,197	3,162,666	3,139,734
Weighted average shares outstanding, diluted	3,193,758	3,172,659	3,166,620	3,148,282
CAPITAL RATIOS
Total equity to total assets	9.72%	9.30%	8.72%	8.55%
CREDIT QUALITY
Net charge-offs to average loans	0.14%	0.43%	0.08%	0.03%
Total non-performing loans to total loans	0.34%	0.54%	1.52%	0.98%
Total non-performing assets to total assets	0.81%	0.82%	1.30%	0.90%
Non-accrual loans to:
total loans	0.27%	0.53%	1.10%	0.81%
total assets	0.20%	0.39%	0.80%	0.61%
Allowance for loan losses to:
total loans	1.25%	1.13%	1.29%	1.00%
non-performing assets	116.68%	102.74%	72.12%	84.07%
non-accrual loans	458.66%	213.60%	116.66%	123.81%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$284	$50	$1,624	$688
Non-accrual loans	1,067	2,052	4,293	3,159
Other real estate owned and repossessed assets	2,845	2,164	1,027	805
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$617	$1,727	$361	$156
(Recoveries)	(79)	(52)	(48)	(24)
Net charge-offs (recoveries)	537	1,675	313	132
PROVISION FOR LOAN LOSSES (dollars in thousands)	$1,050	$1,050	$800	$710
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$4,383	$5,008	$4,521	$3,333
Provision	1,050	1,050	800	710
Net charge-offs (recoveries)	537	1,675	313	132
Balance at the end of period	$4,896	$4,383	$5,008	$3,911

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

Unaudited

	9/30/2009	9/30/2008

Assets
Cash and due from banks	$8,625	$8,598
Federal funds sold	-	-
Securities available for sale, at fair value	97,882	94,879
Loans, net of allowance for loan losses	387,418	387,478
Bank premises and equipment, net	14,980	15,544
Other assets	12,180	8,532

Total assets	$521,085	$515,031

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$87,105	$85,083
Savings and interest bearing demand deposits	159,929	143,173
Time deposits	128,565	138,770

Total deposits	$375,599	$367,026
Federal funds purchased and securities sold under agreements to repurchase	21,807	19,362
Federal Home Loan Bank advances	62,250	75,000
Trust preferred capital notes	7,217	7,217
Other liabilities	3,547	2,407
Commitments and contingent liabilities	-	-

Total liabilities	$470,420	$471,012

Shareholders’ Equity
Preferred stock, $10 par value	$-	$-
Common stock, $2.50 par value	7,976	7,859
Surplus	8,307	7,620
Retained earnings	33,804	31,600
Accumulated other comprehensive income	578	(3,060)

Total shareholders’ equity	$50,665	$44,019

Total liabilities and shareholders’ equity	$521,085	$515,031

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Interest and Dividend Income
Interest and fees on loans	$5,765	$6,133	$17,067	$18,818
Interest on federal funds sold	2	7	9	43
Interest and dividends on securities available for sale:
Taxable interest income	666	724	2,167	2,009
Interest income exempt from federal income taxes	307	284	890	871
Dividends	116	149	348	550
Interest on deposits in banks	1	1	3	4

Total interest and dividend income	$6,857	$7,298	$20,484	$22,295

Interest Expense
Interest on deposits	$826	$1,618	$3,234	$5,427
Interest on federal funds purchased and securities sold under agreements to repurchase	102	132	294	369
Interest on Federal Home Loan Bank advances	484	672	1,578	2,036
Interest on trust preferred capital notes	39	77	148	266
Interest on interest rate swap	43	-	91	-

Total interest expense	$1,494	$2,499	$5,345	$8,098

Net interest income	$5,363	$4,799	$15,139	$14,197
Provision For Loan Losses	1,050	710	2,900	1,210

Net interest income after provision for loan losses	$4,313	$4,089	$12,239	$12,987

Noninterest Income
Income from fiduciary activities	$200	$207	$644	$700
Service charges on deposit accounts	537	629	1,531	1,766
Other service charges and fees	634	664	1,614	2,092
Gain on the sale of loans	-	-	-	376
Gain on the sale of bank premises and equipment	-	-	-	742
Gain (loss) on the sale of repossessed assets	(54)	(70)	(50)	(70)
Gain (loss) on securities	(439)	(2,488)	(439)	(2,488)
Other operating income	-	23	37	238

Total noninterest income	$878	$(1,035)	$3,337	$3,356

Noninterest Expenses
Salaries and employee benefits	$2,493	$2,329	$6,950	$3,947
Occupancy expenses	291	256	935	901
Equipment expenses	176	173	513	519
Advertising and marketing expenses	102	113	284	291
Stationery and supplies	52	51	217	244
ATM network fees	21	126	84	341
Other operating expenses	1,046	1,073	3,133	2,826

Total noninterest expenses	$4,181	$4,121	$12,116	$9,069

Income before income taxes	$1,010	$(1,067)	$3,460	$7,274
Income Tax Expense	220	363	811	1,934

Net income	$790	$(1,430)	$2,649	$5,340

Earnings Per Share
Net income per common share, basic	$0.25	$(0.45)	$0.84	$0.75

Net income per common share, diluted	$0.25	$(0.45)	$0.83	$0.75

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended September 30,

	2009			2008

	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate

Assets:
Securities:
Taxable	65,059	3,103	4.77%	67,579	3,492	5.17%
Tax-Exempt (1)	33,136	1,841	5.56%	29,963	1,721	5.74%

Total Securities	98,195	4,943	5.03%	97,542	5,213	5.34%
Loans:
Taxable	383,466	22,588	5.89%	385,401	24,279	6.30%
Tax-Exempt (1)	6,090	431	7.08%	5,588	384	6.87%

Total Loans	389,556	23,019	5.91%	390,989	24,663	6.31%
Federal funds sold	496	8	1.60%	1,507	28	1.86%
Interest-bearing deposits in other banks	273	4	1.45%	297	4	1.35%

Total earning assets	488,520	27,974	5.73%	490,335	29,908	6.10%

Allowance for loan losses	(4,499)			(3,419)
Total non-earning assets	34,457			31,141

Total assets	518,478			518,057

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	59,995	246	0.41%	59,801	657	1.10%
Money market accounts	58,952	428	0.73%	57,106	1,137	1.99%
Savings accounts	36,946	78	0.21%	33,799	214	0.63%
Time deposits:
$100,000 and more	48,606	813	1.67%	63,652	2,164	3.40%
Less than $100,000	88,576	1,710	1.93%	73,495	2,688	3.66%

Total interest-bearing deposits	293,075	3,276	1.12%	287,853	6,860	2.38%
Federal funds purchased and securities sold under agreements to repurchase	17,145	402	2.34%	18,488	528	2.86%
Federal Home Loan Bank advances	62,141	1,922	3.09%	73,696	3,888	5.28%
Trust preferred capital notes	7,217	325	4.51%	7,217	308	4.27%

Total interest-bearing liabilities	379,578	5,925	1.56%	387,254	11,584	2.99%

Noninterest-bearing liabilities:
Demand deposits	85,962			82,106
Other Liabilities	3,390			2,736

Total liabilities	468,930			472,096
Shareholders’ equity	49,548			45,961

Total liabilities and shareholders’ equity	518,478			518,057

Net interest income		22,049			18,324

Net interest spread			4.17%			3.11%
Interest expense as a percent of average earning assets			1.21%			2.36%
Net interest margin			4.51%			3.74%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended

	9/30/2009	6/30/2009	3/31/2009	9/30/2008

GAAP Financial Measurements:
Interest Income - Loans	$5,765	$5,698	$5,604	$6,133
Interest Income - Securities and Other Interest-Earnings Assets	1,092	1,170	1,155	1,165
Interest Expense - Deposits	826	1,080	1,328	1,618
Interest Expense - Other Borrowings	668	704	739	881

Total Net Interest Income	$5,363	$5,084	$4,692	$4,799

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$37	$33	$35	$33
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	158	154	147	133

Total Tax Benefit on Tax-Exempt Interest Income	$195	$187	$182	$166

Tax-Equivalent Net Interest Income	$5,558	$5,271	$4,874	$4,965